UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 11, 2004

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

1400 West 94th Street Minneapolis, MN 55431

(Address of principal executive offices)
(952) 887-3131

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)

Item 5.   Other Events.

        On March 11, 2004, Donaldson Company, Inc. (the “Company”) filed a Certificate of Amendment in the Office of the Delaware Secretary of State to effect the amendment to the Company’s Certificate of Incorporation, approved by the Company’s stockholders at the Annual Meeting of Stockholders held on November 21, 2003, increasing the number of authorized shares of capital stock of the Company to 121,000,000, divided into 1,000,000 shares of Preferred Stock and 120,000,000 shares of Common Stock.

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits.

3-A Certificate of Incorporation of Registrant as currently in effect.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 15, 2004
DONALDSON COMPANY, INC.
	By:	/s/ Norman C. Linnell

Norman C. Linnell General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3-A	Certificate of Incorporation of Registrant as currently in effect.